Grant G. Miller Joins Board of MultiCell Technologies

SAN DIEGO, October 22, 2012 /PRNewswire/ -- MultiCell Technologies, Inc. (MCET.OB), a clinical-stage biopharmaceutical company, has added Grant G. Miller to its board of directors. Mr. Miller will replace Mr. Altig who will be stepping down to allow for this appointment.

Mr. Miller received his B.A. from Loma Linda University in Riverside, CA and an MBA; Finance from the University of San Diego, in San Diego, CA. Mr. Miller currently serves as Chief Financial & Operating Officer of Sandel Avionics and has previously served as Chief Financial Officer of Rapid Bridge, LLC, General Manager & Division Controller of Scubapro, Chief Financial Officer of USA Broadband, Inc., Chief Financial Officer & Senior VP Operations of Alitum, and held several positions with WorldXchange and Time Warner Cable, including International Director of Development in Spain and Portugal, Regional Vice President Finance, Corporate Mergers & Acquisitions Analyst, Manager, Finance and Information Systems and Financial Analysis.

Jerry Newmin, MultiCell’s CEO, said, “Mr. Miller was chosen because of his diverse international financial experience and expertise. Mr. Miller brings experience that should help the Company increase values for our shareholders.”

MultiCell is developing novel therapeutics and discovery tools that address unmet medical needs for the treatment of neurological disorders, hepatic disease, and cancer. For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). These statements are often, but not always, made through the use of words or phrases such as “believe”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “forecast”, “could”, and “would”. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our products as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents that MultiCell files with the Securities and Exchange Commission (“SEC”), including MultiCell’s report on Form 10-K for the fiscal year ended November 30, 2011, and all of MultiCell’s quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.